COMERICA REPORTS THIRD QUARTER 2017 NET INCOME OF $226 MILLION - 1

COMERICA REPORTS THIRD QUARTER 2017 NET INCOME OF $226 MILLION, OR $1.26 PER SHARE

Continued Net Interest Income Expansion, Strong Credit Quality and Tight Expense Management

Earnings Per Share Increased 12 Percent Compared to Second Quarter 2017
and 50 Percent Compared to Third Quarter 2016

Growth in Efficiency and Revenue Initiative
With Additional $35 Million Identified, Benefits of $305 Million Expected to be Included in 2019 Results
DALLAS/October 17, 2017 -- Comerica Incorporated (NYSE: CMA) today reported third quarter 2017 net income of $226 million, compared to $203 million for the second quarter 2017 and $149 million for the third quarter 2016. Earnings per diluted share were $1.26 for third quarter 2017 compared to $1.13 for second quarter 2017 and 84 cents for third quarter 2016. Third quarter 2017 results included interest recoveries totaling $17 million (6 cents per share, after tax) compared to $4 million (1 cent per share, after tax) for second quarter 2017. Excluding restructuring charges and tax benefits from employee stock transactions, adjusted earnings per diluted share1 were $1.27 for third quarter 2017 compared to $1.15 for second quarter 2017 and 91 cents for third quarter 2016.

(dollar amounts in millions, except per share data)	3rd Qtr '17		2nd Qtr '17		3rd Qtr '16
Net interest income	$546		$500		$450
Provision for credit losses	24		17		16
Noninterest income	275		276		272
Noninterest expenses (a)	463		457		493
Pre-tax income	334		302		213
Provision for income taxes	108	(b)	99	(b)	64
Net income	$226		$203		$149

Net income attributable to common shares	$224		$202		$148

Diluted income per common share	1.26		1.13		0.84

Average diluted shares (in millions)	177		179		176

Return on average assets (ROA)	1.25%		1.14%		0.82%
Return on average common shareholders' equity (ROE)	11.17		10.26		7.76
Net interest margin	3.29		3.03		2.66
Efficiency ratio (c)	56.24		58.63		68.15

Common equity Tier 1 capital ratio (d)	11.51		11.51		10.69
Common equity ratio	11.16		11.18		10.42
Tangible common equity ratio (e)	10.35		10.37		9.64

(a)
Included restructuring charge of $7 million (2 cents per share, after tax) in the third quarter 2017, $14 million (5 cents per share, after tax) in the second quarter 2017 and $20 million (7 cents per share, after tax) in the third quarter 2016.

(b)	Included tax benefits of $2 million (1 cent per share) and $5 million (3 cents per share) from employee stock transactions for the third and second quarter 2017, respectively.

(c)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

(d)	September 30, 2017 ratio is estimated.

(e)	See Reconciliation of Non-GAAP Financial Measures.

1 Adjusted earnings per share represent earnings per diluted share excluding the impact of restructuring charges and tax benefits from employee stock transactions. See Reconciliation of Non-GAAP Financial Measures.

-more-

COMERICA REPORTS THIRD QUARTER 2017 NET INCOME OF $226 MILLION - 2

Commenting on third quarter results, Comerica's Chairman and Chief Executive Officer Ralph W. Babb, Jr. said, “Revenue growth was solid, increasing 6 percent quarter over quarter, with help from higher interest rates as we continue to prudently manage loan and deposit pricing. Credit quality was strong, and we benefited from significant interest recoveries. In addition, over the past year our GEAR Up initiative has lowered expenses and increased fee income. This has resulted in substantial improvement in our returns, with an ROE of 11.17 percent and an ROA of 1.25 percent, as well as an efficiency ratio of 56 percent for the third quarter.

“We have made significant progress and remain on track to achieve our GEAR Up targets. And we recently announced we have identified $35 million of additional benefits in pretax income in 2019 and beyond, with about half from revenue and half from expense opportunities. This includes the full run rate of initiatives that are expected to be completed later next year as well as a few additional identified opportunities that should increase capacity, drive revenue growth, reduce costs and improve efficiency. Therefore, we now expect our 2019 results will include a benefit of $305 million as a result of our GEAR Up initiative.”
Third Quarter 2017 Compared to Second Quarter 2017
Average total loans unchanged at $48.7 billion and loan yields increased to 4.09 percent.

•	Average loans primarily reflected seasonality, with a decrease in National Dealer Services and an increase in Mortgage Banker Finance.

•	Period-end total loans decreased $199 million to $49.2 billion.

•
Loan yields increased 35 basis points, primarily reflecting the benefit from higher short-term rates (+19 basis points) and elevated interest recoveries (+11 basis points), as well as the impact of a second quarter negative residual value adjustment to the leasing portfolio that was not repeated (+3 basis points).

Average total deposits decreased $635 million to $56.5 billion and deposit rates increased 1 basis point.

•	Noninterest-bearing deposits increased $316 million and interest-bearing deposits decreased $951 million.

•	Average total deposits decreased primarily in Corporate Banking and Commercial Real Estate, partially offset by an increase in general Middle Market.

•	Period-end total deposits increased $1.0 billion to $57.8 billion.
Net interest income increased $46 million to $546 million.

•	Primarily due to a net benefit from higher short-term rates, significantly higher interest recoveries and one additional day in the quarter.

•	The net interest margin increased 26 basis points to 3.29 percent.
Provision for credit losses increased $7 million to $24 million.

•	Net credit-related charge-offs were $25 million, or 0.21 percent of average loans. Energy net credit-related charge-offs were $9 million.

•	Total criticized loans declined $58 million, including a $142 million decline in criticized Energy loans.

•
The allowance for loan losses was $712 million, or 1.45 percent of total loans, reflecting improvement in the Energy portfolio offset by qualitative reserves for potential losses, including loans impacted by hurricanes.

Noninterest income decreased $1 million to $275 million.

•
Primarily reflected increases of $5 million in card fees and $3 million in bank-owned life insurance, more than offset by decreases of $3 million in fiduciary income, $3 million in warrant income and $2 million in customer derivative income.

Noninterest expenses increased $6 million to $463 million.

•
Primarily reflected increases of $5 million in temporary contract labor, $5 million in technology costs and $4 million in outside processing fees tied to revenue-generating activities, partially offset by a $7 million decrease in restructuring charges.

Provision for income taxes increased $9 million to $108 million.

•	Primarily due to the tax impact from the $32 million increase in pretax earnings and a $3 million decrease in tax benefits from employee stock transactions.

-more-

COMERICA REPORTS THIRD QUARTER 2017 NET INCOME OF $226 MILLION - 3

Capital position remained solid at September 30, 2017.

•	Returned a total of $192 million to shareholders, including dividends and the repurchase of $139 million of common stock (2.0 million shares) under the equity repurchase program.

•	Dividend paid on October 1, 2017 increased 15 percent to 30 cents per share.
Third Quarter 2017 Compared to Third Quarter 2016
Average total loans decreased $543 million.

•
Primarily reflecting decreases in Mortgage Banker Finance, Energy and Commercial Real Estate, partially offset by increases in National Dealer Services, Private Banking and Technology and Life Sciences.

Average total deposits decreased $1.6 billion.

•	Reflected an increase of $603 million in noninterest-bearing deposits and a decrease of $2.2 billion in interest-bearing deposits.

•	Average total deposits primarily reflected decreases in Corporate Banking and Technology and Life Sciences.
Net interest income increased $96 million.

•	Primarily due to a net benefit from higher short-term rates and significantly higher interest recoveries.
Provision for credit losses increased $8 million.

•
The allowance for loan losses decreased $15 million, primarily reflecting improvements in the Energy portfolio and lower average loan balances, partially offset by qualitative reserves for potential losses, including loans impacted by hurricanes.

•	Net credit-related charge-offs increased $9 million, primarily as a result of a $7 million decrease in recoveries from the third quarter 2016.
Noninterest income increased $3 million.

•	Primarily reflected an increase of $9 million in card fees, partially offset by a decrease of $5 million in commercial lending fees primarily due to lower syndication agent fees.
Noninterest expenses decreased $30 million.

•
Excluding restructuring charges, noninterest expenses decreased $17 million. This primarily reflected decreases of $22 million in salaries and benefits, largely driven by the GEAR Up initiative, and $4 million in consultant fees, partially offset by increases of $6 million in outside processing fees tied to revenue-generating activities and $4 million in technology costs.

Net Interest Income

(dollar amounts in millions)	3rd Qtr '17	2nd Qtr '17	3rd Qtr '16
Net interest income	$546	$500	$450

Net interest margin	3.29%	3.03%	2.66%

Selected average balances:
Total earning assets	$66,084	$66,310	$67,648
Total loans	48,663	48,723	49,206
Total investment securities	12,244	12,232	12,373
Federal Reserve Bank deposits	4,889	5,043	5,781

Total deposits	56,493	57,128	58,065
Total noninterest-bearing deposits	31,057	30,741	30,454
Medium- and long-term debt	4,936	5,161	5,907

-more-

COMERICA REPORTS THIRD QUARTER 2017 NET INCOME OF $226 MILLION - 4

Net interest income increased $46 million to $546 million in the third quarter 2017, compared to the second quarter 2017.

•
Interest on loans increased $47 million, primarily reflecting the benefit from higher short-term rates (+$23 million), the impact of higher interest recoveries (+$13 million), one additional day in the quarter (+$5 million), a second quarter negative residual value adjustment to assets in the leasing portfolio that was not repeated (+4 million) and other portfolio dynamics (+$2 million).

•	Interest on short-term investments increased $3 million, primarily due to increases in the Federal Funds rate.

•	Interest expense on deposits increased $2 million.

•	Interest expense on debt increased $2 million, primarily due to higher costs on variable-rate debt tied to LIBOR and an increase in average short-term borrowings.

The net interest margin increased 26 basis points to 3.29 percent compared to the second quarter 2017, primarily as a result of higher loan yields, reflecting the benefit from higher short-term rates (+14 basis points) and interest recoveries (+8 basis points), as well as the impact of the second quarter negative residual value adjustments to the leasing portfolio that was not repeated (+2 basis points). The benefit from a higher yield on Federal Reserve Bank deposits (+2 basis points) was offset by higher deposit costs (-1 basis point) and variable-rate debt costs (-1 basis point).
Credit Quality
"Credit quality continued to be strong in the third quarter, with declines in criticized and nonaccrual loans, as well as net charge-offs of only 21 basis points," said Babb. "Our total reserve remained stable, resulting in an allowance to loan ratio of 1.45 percent and a provision of just $24 million. As far as the hurricanes in Texas and Florida, the credit impact is expected to be manageable and is reflected in our loan loss reserve. Energy loans at quarter-end were about $2 billion, or 4 percent of our total loans, and we expect balances will remain at approximately this level. Energy criticized and nonaccrual loans, as well as gross charge-offs, all decreased again in the third quarter."

(dollar amounts in millions)	3rd Qtr '17	2nd Qtr '17	3rd Qtr '16
Credit-related charge-offs	$37	$39	$35
Recoveries	12	21	19
Net credit-related charge-offs	25	18	16
Net credit-related charge-offs/Average total loans	0.21%	0.15%	0.13%

Provision for credit losses	$24	$17	$16

Nonperforming loans	452	501	639
Nonperforming assets (NPAs)	458	519	660
NPAs/Total loans and foreclosed property	0.93%	1.05%	1.34%

Loans past due 90 days or more and still accruing	$12	$30	$48

Allowance for loan losses	712	705	727
Allowance for credit losses on lending-related commitments (a)	41	48	45
Total allowance for credit losses	753	753	772

Allowance for loan losses/Period-end total loans	1.45%	1.43%	1.48%
Allowance for loan losses/Nonperforming loans	157	141	114

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

-more-

COMERICA REPORTS THIRD QUARTER 2017 NET INCOME OF $226 MILLION - 5

•	Energy business line loans were $2.1 billion, or 4 percent of total loans, at September 30, 2017.

◦	Criticized Energy loans decreased $142 million, or 18 percent, to $627 million. This included a $58 million, or 26 percent, decrease in nonaccrual Energy loans to $167 million.

◦
Energy gross charge-offs decreased $3 million to $10 million, and recoveries decreased $10 million to $1 million, resulting in net charge-offs of $9 million, compared to $2 million in the second quarter 2017.

•
The total allowance for credit losses remained stable, reflecting continued positive trends in the Energy portfolio, offset by qualitative reserves for potential losses, including loans impacted by the recent hurricanes.

•
Net charge-offs increased $7 million, due to a $9 million decline in recoveries. Net charge-offs were 0.21 percent of average loans in the third quarter 2017, compared to 0.15 percent in the second quarter 2017.

•
Criticized loans decreased $58 million to $2.4 billion at September 30, 2017, compared to $2.5 billion at June 30, 2017. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

•	The third quarter allowance for loan losses included the results of the recently completed Shared National Credit exam.
Fourth Quarter 2017 Outlook
For fourth quarter 2017 compared to third quarter 2017, management expects the following, assuming a continuation of the current economic and low rate environment as well as contributions from the GEAR Up initiative:

•
Growth in average loans of approximately 1 percent, reflecting a seasonal increase in National Dealer Services and increases in general Middle Market, Corporate Banking and Technology and Life Sciences, partially offset by a seasonal decrease in Mortgage Banker Finance.

•	Net interest income to reflect lower nonaccrual interest recoveries, partially offset by loan growth.

•	Provision for credit losses to reflect continued solid performance of the overall portfolio.

◦	Provision of 20-25 basis points and net charge-offs to remain low.

•
Noninterest income to benefit from the execution of GEAR Up opportunities driving increases in treasury management income, card fees and fiduciary income, offset by lower noncustomer-driven income such as bank-owned life insurance.

•	Noninterest expenses impacted by restructuring expenses of about $15 million and expenses tied to revenue growth, such as outside processing expenses and advertising.

•	Income tax expense to approximate 33 percent of pre-tax income, assuming no further tax impact from employee stock transactions.

-more-

COMERICA REPORTS THIRD QUARTER 2017 NET INCOME OF $226 MILLION - 6

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at September 30, 2017. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Third Quarter 2017 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2017 financial results at 7 a.m. CT Tuesday, October 17, 2017. A listen only option is available by calling (888) 303-6348 or (720) 239-9648 (event ID No. 8053965287). Participants may also access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 12423002). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

-more-

COMERICA REPORTS THIRD QUARTER 2017 NET INCOME OF $226 MILLION - 7

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; unfavorable developments concerning credit quality; operational difficulties, failure of technology infrastructure or information security incidents; changes in regulation or oversight; reliance on other companies to provide certain key components of business infrastructure; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; reductions in Comerica's credit rating; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; potential legislative, administrative or judicial changes or interpretations related to the tax treatment of corporations; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2016. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Yolanda Y. Walker	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2017	2017	2016	2017	2016
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.26	$1.13	$0.84	$3.50	$1.76
Cash dividends declared	0.30	0.26	0.23	0.79	0.66

Average diluted shares (in thousands)	177,411	178,923	176,184	178,899	176,476
KEY RATIOS
Return on average common shareholders' equity	11.17%	10.26%	7.76%	10.62%	5.47%
Return on average assets	1.25	1.14	0.82	1.18	0.59
Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.51	11.51	10.69
Total risk-based capital ratio (a)	13.65	13.66	12.84
Leverage ratio (a)	10.87	10.80	10.14
Common equity ratio	11.16	11.18	10.42
Tangible common equity ratio (b)	10.35	10.37	9.64
AVERAGE BALANCES
Commercial loans	$30,603	$30,632	$31,132	$30,313	$31,152
Real estate construction loans	2,933	2,910	2,646	2,934	2,397
Commercial mortgage loans	8,977	9,012	9,012	8,988	9,002
Lease financing	470	526	662	522	706
International loans	1,156	1,139	1,349	1,168	1,388
Residential mortgage loans	2,005	1,975	1,883	1,981	1,885
Consumer loans	2,519	2,529	2,522	2,525	2,493
Total loans	48,663	48,723	49,206	48,431	49,023

Earning assets	66,084	66,310	67,648	66,346	65,796
Total assets	71,251	71,346	72,909	71,470	70,942

Noninterest-bearing deposits	31,057	30,741	30,454	30,754	28,966
Interest-bearing deposits	25,436	26,387	27,611	26,374	28,136
Total deposits	56,493	57,128	58,065	57,128	57,102

Common shareholders' equity	8,008	7,944	7,677	7,939	7,654
NET INTEREST INCOME
Net interest income	$546	$500	$450	$1,516	$1,342
Net interest margin (fully taxable equivalent)	3.29%	3.03%	2.66%	3.06%	2.74%
CREDIT QUALITY
Total nonperforming assets	$458	$519	$660

Loans past due 90 days or more and still accruing	12	30	48

Net credit-related charge-offs	25	18	16	$76	$121

Allowance for loan losses	712	705	727
Allowance for credit losses on lending-related commitments	41	48	45
Total allowance for credit losses	753	753	772

Allowance for loan losses as a percentage of total loans	1.45%	1.43%	1.48%
Net credit-related charge-offs as a percentage of average total loans	0.21	0.15	0.13	0.21%	0.33%
Nonperforming assets as a percentage of total loans and foreclosed property	0.93	1.05	1.34
Allowance for loan losses as a percentage of total nonperforming loans	157	141	114

(a)	September 30, 2017 ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2017	2017	2016	2016
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,351	$1,372	$1,249	$1,292

Interest-bearing deposits with banks	4,853	4,259	5,969	6,748
Other short-term investments	92	90	92	92

Investment securities available-for-sale	10,998	10,944	10,787	10,789
Investment securities held-to-maturity	1,344	1,430	1,582	1,695

Commercial loans	31,062	31,449	30,994	31,152
Real estate construction loans	3,018	2,857	2,869	2,743
Commercial mortgage loans	8,985	8,974	8,931	9,013
Lease financing	475	472	572	648
International loans	1,159	1,145	1,258	1,303
Residential mortgage loans	1,999	1,976	1,942	1,874
Consumer loans	2,511	2,535	2,522	2,541
Total loans	49,209	49,408	49,088	49,274
Less allowance for loan losses	(712)	(705)	(730)	(727)
Net loans	48,497	48,703	48,358	48,547

Premises and equipment	467	484	501	528
Accrued income and other assets	4,415	4,165	4,440	4,433
Total assets	$72,017	$71,447	$72,978	$74,124

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$32,391	$31,210	$31,540	$31,776

Money market and interest-bearing checking deposits	20,869	20,952	22,556	22,436
Savings deposits	2,147	2,158	2,064	2,052
Customer certificates of deposit	2,342	2,438	2,806	2,967
Foreign office time deposits	70	23	19	30
Total interest-bearing deposits	25,428	25,571	27,445	27,485
Total deposits	57,819	56,781	58,985	59,261

Short-term borrowings	509	541	25	12
Accrued expenses and other liabilities	1,018	997	1,012	1,234
Medium- and long-term debt	4,637	5,143	5,160	5,890
Total liabilities	63,983	63,462	65,182	66,397

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,112	2,110	2,135	2,174
Accumulated other comprehensive loss	(359)	(361)	(383)	(292)
Retained earnings	7,746	7,580	7,331	7,262
Less cost of common stock in treasury - 53,835,135 shares at 9/30/17, 52,252,023 shares at 6/30/17, 52,851,156 shares at 12/31/16 and 56,096,416 shares at 9/30/16	(2,606)	(2,485)	(2,428)	(2,558)
Total shareholders' equity	8,034	7,985	7,796	7,727
Total liabilities and shareholders' equity	$72,017	$71,447	$72,978	$74,124

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2017	2016	2017	2016
INTEREST INCOME
Interest and fees on loans	$500	$411	$1,374	$1,223
Interest on investment securities	62	61	186	185
Interest on short-term investments	17	8	44	17
Total interest income	579	480	1,604	1,425
INTEREST EXPENSE
Interest on deposits	11	10	29	30
Interest on short-term borrowings	3	—	3	—
Interest on medium- and long-term debt	19	20	56	53
Total interest expense	33	30	88	83
Net interest income	546	450	1,516	1,342
Provision for credit losses	24	16	57	213
Net interest income after provision for credit losses	522	434	1,459	1,129
NONINTEREST INCOME
Card fees	85	76	242	224
Service charges on deposit accounts	57	55	172	165
Fiduciary income	48	47	148	142
Commercial lending fees	21	26	63	68
Letter of credit fees	11	12	34	38
Bank-owned life insurance	12	12	31	30
Foreign exchange income	11	10	33	31
Brokerage fees	6	5	17	14
Net securities losses	(1)	—	(3)	(3)
Other noninterest income	25	29	85	75
Total noninterest income	275	272	822	784
NONINTEREST EXPENSES
Salaries and benefits expense	225	247	677	742
Outside processing fee expense	92	86	267	247
Net occupancy expense	38	40	114	117
Equipment expense	12	13	34	40
Restructuring charges	7	20	32	73
Software expense	35	31	95	90
FDIC insurance expense	13	14	38	39
Advertising expense	8	5	19	15
Litigation-related expense	—	—	(2)	—
Other noninterest expenses	33	37	103	106
Total noninterest expenses	463	493	1,377	1,469
Income before income taxes	334	213	904	444
Provision for income taxes	108	64	273	131
NET INCOME	226	149	631	313
Less income allocated to participating securities	2	1	5	3
Net income attributable to common shares	$224	$148	$626	$310
Earnings per common share:
Basic	$1.29	$0.87	$3.58	$1.80
Diluted	1.26	0.84	3.50	1.76

Comprehensive income	228	152	655	450

Cash dividends declared on common stock	53	40	141	115
Cash dividends declared per common share	0.30	0.23	0.79	0.66

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2017 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2017		Third Quarter 2016
(in millions, except per share data)	2017	2017	2017	2016	2016	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$500	$453	$421	$412	$411	$47	10%	$89	22%
Interest on investment securities	62	62	62	62	61	—	—	1	3
Interest on short-term investments	17	14	13	10	8	3	19	9	n/m
Total interest income	579	529	496	484	480	50	9	99	21
INTEREST EXPENSE
Interest on deposits	11	9	9	10	10	2	9	1	6
Interest on short-term borrowings	3	—	—	—	—	3	n/m	3	n/m
Interest on medium- and long-term debt	19	20	17	19	20	(1)	(5)	(1)	(1)
Total interest expense	33	29	26	29	30	4	13	3	9
Net interest income	546	500	470	455	450	46	9	96	21
Provision for credit losses	24	17	16	35	16	7	44	8	51
Net interest income after provision for credit losses	522	483	454	420	434	39	8	88	20
NONINTEREST INCOME
Card fees	85	80	77	79	76	5	5	9	11
Service charges on deposit accounts	57	57	58	54	55	—	—	2	3
Fiduciary income	48	51	49	48	47	(3)	(3)	1	3
Commercial lending fees	21	22	20	21	26	(1)	(7)	(5)	(16)
Letter of credit fees	11	11	12	12	12	—	—	(1)	(17)
Bank-owned life insurance	12	9	10	12	12	3	34	—	—
Foreign exchange income	11	11	11	11	10	—	—	1	5
Brokerage fees	6	6	5	5	5	—	—	1	15
Net securities losses	(1)	(2)	—	(2)	—	1	74	(1)	n/m
Other noninterest income	25	31	29	27	29	(6)	(17)	(4)	(12)
Total noninterest income	275	276	271	267	272	(1)	—	3	1
NONINTEREST EXPENSES
Salaries and benefits expense	225	219	233	219	247	6	3	(22)	(9)
Outside processing fee expense	92	88	87	89	86	4	4	6	7
Net occupancy expense	38	38	38	40	40	—	—	(2)	(5)
Equipment expense	12	11	11	13	13	1	—	(1)	(15)
Restructuring charges	7	14	11	20	20	(7)	(48)	(13)	(62)
Software expense	35	31	29	29	31	4	17	4	15
FDIC insurance expense	13	12	13	15	14	1	5	(1)	(12)
Advertising expense	8	7	4	6	5	1	5	3	51
Litigation-related expense	—	—	(2)	1	—	—	—	—	—
Other noninterest expenses	33	37	33	29	37	(4)	(7)	(4)	(6)
Total noninterest expenses	463	457	457	461	493	6	1	(30)	(6)
Income before income taxes	334	302	268	226	213	32	10	121	57
Provision for income taxes	108	99	66	62	64	9	9	44	72
NET INCOME	226	203	202	164	149	23	11	77	51
Less income allocated to participating securities	2	1	2	1	1	1	10	1	12
Net income attributable to common shares	$224	$202	$200	$163	$148	$22	11%	$76	51%
Earnings per common share:
Basic	$1.29	$1.15	$1.15	$0.95	$0.87	$0.14	12%	$0.42	48%
Diluted	1.26	1.13	1.11	0.92	0.84	0.13	12	0.42	50

Comprehensive income	228	221	206	73	152	7	3	76	50

Cash dividends declared on common stock	53	46	42	40	40	7	14	13	37
Cash dividends declared per common share	0.30	0.26	0.23	0.23	0.23	0.04	15	0.07	30
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2017			2016
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$705	$708	$730	$727	$729

Loan charge-offs:
Commercial	35	34	38	37	24
Commercial mortgage	—	1	1	1	2
Lease financing	1	—	—	—	—
International	—	2	3	8	8
Consumer	1	2	2	2	1
Total loan charge-offs	37	39	44	48	35

Recoveries on loans previously charged-off:
Commercial	6	17	7	7	15
Real estate construction	1	—	—	—	—
Commercial mortgage	2	3	2	3	3
International	1	—	—	—	—
Residential mortgage	—	—	—	1	—
Consumer	2	1	2	1	1
Total recoveries	12	21	11	12	19
Net loan charge-offs	25	18	33	36	16
Provision for loan losses	31	15	11	39	14
Foreign currency translation adjustment	1	—	—	—	—
Balance at end of period	$712	$705	$708	$730	$727

Allowance for loan losses as a percentage of total loans	1.45%	1.43%	1.47%	1.49%	1.48%

Net loan charge-offs as a percentage of average total loans	0.21	0.15	0.28	0.29	0.13

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2017			2016
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$48	$46	$41	$45	$43
Provision for credit losses on lending-related commitments	(7)	2	5	(4)	2
Balance at end of period	$41	$48	$46	$41	$45

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2017			2016
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$345	$379	$400	$445	$508
Commercial mortgage	35	41	41	46	44
Lease financing	8	8	6	6	6
International	6	6	8	14	19
Total nonaccrual business loans	394	434	455	511	577
Retail loans:
Residential mortgage	28	36	39	39	23
Consumer:
Home equity	22	23	26	28	27
Other consumer	—	—	1	4	4
Total consumer	22	23	27	32	31
Total nonaccrual retail loans	50	59	66	71	54
Total nonaccrual loans	444	493	521	582	631
Reduced-rate loans	8	8	8	8	8
Total nonperforming loans	452	501	529	590	639
Foreclosed property	6	18	16	17	21
Total nonperforming assets	$458	$519	$545	$607	$660

Nonperforming loans as a percentage of total loans	0.92%	1.01%	1.10%	1.20%	1.30%
Nonperforming assets as a percentage of total loans and foreclosed property	0.93	1.05	1.13	1.24	1.34
Allowance for loan losses as a percentage of total nonperforming loans	157	141	134	124	114
Loans past due 90 days or more and still accruing	$12	$30	$26	$19	$48

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$493	$521	$582	$631	$605
Loans transferred to nonaccrual (a)	66	54	104	60	105
Nonaccrual business loan gross charge-offs (b)	(36)	(37)	(42)	(46)	(34)
Nonaccrual business loans sold	(10)	—	(8)	(10)	(2)
Payments/Other (c)	(69)	(45)	(115)	(53)	(43)
Nonaccrual loans at end of period	$444	$493	$521	$582	$631
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Analysis of gross loan charge-offs:
Nonaccrual business loans	$36	$37	$42	$46	$34
Consumer and residential mortgage loans	1	2	2	2	1
Total gross loan charge-offs	$37	$39	$44	$48	$35
(c) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2017			September 30, 2016
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)

Commercial loans	$30,313	$851	3.77%	$31,152	$753	3.24%
Real estate construction loans	2,934	90	4.09	2,397	65	3.61
Commercial mortgage loans	8,988	265	3.94	9,002	236	3.50
Lease financing	522	9	2.42	706	15	2.86
International loans	1,168	35	3.96	1,388	38	3.61
Residential mortgage loans	1,981	55	3.71	1,885	54	3.81
Consumer loans	2,525	69	3.63	2,493	62	3.34
Total loans	48,431	1,374	3.80	49,023	1,223	3.34

Mortgage-backed securities (b)	9,335	150	2.16	9,347	152	2.20
Other investment securities	2,890	36	1.66	3,008	33	1.50
Total investment securities (b)	12,225	186	2.04	12,355	185	2.03

Interest-bearing deposits with banks	5,598	44	1.03	4,313	17	0.50
Other short-term investments	92	—	0.66	105	—	0.65
Total earning assets	66,346	1,604	3.24	65,796	1,425	2.90

Cash and due from banks	1,187			1,098
Allowance for loan losses	(728)			(726)
Accrued income and other assets	4,665			4,774
Total assets	$71,470			$70,942

Money market and interest-bearing checking deposits	$21,645	23	0.14	$22,797	20	0.11
Savings deposits	2,127	—	0.02	1,996	—	0.02
Customer certificates of deposit	2,543	6	0.37	3,308	10	0.40
Foreign office time deposits	59	—	0.60	35	—	0.34
Total interest-bearing deposits	26,374	29	0.15	28,136	30	0.14

Short-term borrowings	331	3	1.14	180	—	0.45
Medium- and long-term debt	5,084	56	1.46	4,695	53	1.51
Total interest-bearing sources	31,789	88	0.37	33,011	83	0.33

Noninterest-bearing deposits	30,754			28,966
Accrued expenses and other liabilities	988			1,311
Total shareholders' equity	7,939			7,654
Total liabilities and shareholders' equity	$71,470			$70,942

Net interest income/rate spread		$1,516	2.87		$1,342	2.57

Impact of net noninterest-bearing sources of funds			0.19			0.17
Net interest margin (as a percentage of average earning assets)			3.06%			2.74%

(a)	Fully taxable equivalent.

(b)	Includes investment securities available-for-sale and investment securities held-to-maturity.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)

Commercial loans	$30,603	$312	4.07%	$30,632	$283	3.72%	$31,132	$253	3.25%
Real estate construction loans	2,933	33	4.36	2,910	29	4.08	2,646	24	3.57
Commercial mortgage loans	8,977	95	4.20	9,012	87	3.88	9,012	78	3.43
Lease financing	470	3	3.36	526	1	0.61	662	5	3.30
International loans	1,156	12	4.13	1,139	12	3.99	1,349	12	3.56
Residential mortgage loans	2,005	20	3.95	1,975	18	3.61	1,883	18	3.74
Consumer loans	2,519	25	3.84	2,529	23	3.62	2,522	21	3.31
Total loans	48,663	500	4.09	48,723	453	3.74	49,206	411	3.33

Mortgage-backed securities (b)	9,361	50	2.17	9,336	50	2.17	9,359	50	2.17
Other investment securities	2,883	12	1.69	2,896	12	1.69	3,014	11	1.51
Total investment securities (b)	12,244	62	2.06	12,232	62	2.06	12,373	61	2.01

Interest-bearing deposits with banks	5,086	17	1.26	5,263	14	1.03	5,967	8	0.51
Other short-term investments	91	—	0.72	92	—	0.58	102	—	0.43
Total earning assets	66,084	579	3.49	66,310	529	3.21	67,648	480	2.84

Cash and due from banks	1,234			1,148			1,152
Allowance for loan losses	(718)			(726)			(749)
Accrued income and other assets	4,651			4,614			4,858
Total assets	$71,251			$71,346			$72,909

Money market and interest-bearing checking deposits	$20,819	9	0.15	$21,661	7	0.13	$22,415	7	0.12
Savings deposits	2,152	—	0.02	2,142	—	0.02	2,042	—	0.03
Customer certificates of deposit	2,390	2	0.36	2,527	2	0.36	3,129	3	0.40
Foreign office time deposits	75	—	0.66	57	—	0.60	25	—	0.37
Total interest-bearing deposits	25,436	11	0.16	26,387	9	0.15	27,611	10	0.14

Short-term borrowings	815	3	1.15	147	—	1.12	17	—	0.47
Medium- and long-term debt	4,936	19	1.61	5,161	20	1.48	5,907	20	1.36
Total interest-bearing sources	31,187	33	0.42	31,695	29	0.37	33,535	30	0.36

Noninterest-bearing deposits	31,057			30,741			30,454
Accrued expenses and other liabilities	999			966			1,243
Total shareholders' equity	8,008			7,944			7,677
Total liabilities and shareholders' equity	$71,251			$71,346			$72,909

Net interest income/rate spread		$546	3.07		$500	2.84		$450	2.48

Impact of net noninterest-bearing sources of funds			0.22			0.19			0.18
Net interest margin (as a percentage of average earning assets)			3.29%			3.03%			2.66%

(a)	Fully taxable equivalent.

(b)	Includes investment securities available-for-sale and investment securities held-to-maturity.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(in millions, except per share data)	2017	2017	2017	2016	2016

Commercial loans:
Floor plan	$3,960	$4,346	$4,191	$4,269	$3,778
Other	27,102	27,103	26,024	26,725	27,374
Total commercial loans	31,062	31,449	30,215	30,994	31,152
Real estate construction loans	3,018	2,857	2,930	2,869	2,743
Commercial mortgage loans	8,985	8,974	9,021	8,931	9,013
Lease financing	475	472	550	572	648
International loans	1,159	1,145	1,106	1,258	1,303
Residential mortgage loans	1,999	1,976	1,944	1,942	1,874
Consumer loans:
Home equity	1,790	1,796	1,790	1,800	1,792
Other consumer	721	739	747	722	749
Total consumer loans	2,511	2,535	2,537	2,522	2,541
Total loans	$49,209	$49,408	$48,303	$49,088	$49,274

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	6	7	7	7	8
Other intangibles	2	2	3	3	3

Common equity tier 1 capital (a)	7,752	7,705	7,667	7,540	7,378
Risk-weighted assets (a)	67,355	66,928	66,355	67,966	69,018

Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.51%	11.51%	11.55%	11.09%	10.69%
Total risk-based capital ratio (a)	13.65	13.66	13.72	13.27	12.84
Leverage ratio (a)	10.87	10.80	10.67	10.18	10.14
Common equity ratio	11.16	11.18	10.87	10.68	10.42
Tangible common equity ratio (b)	10.35	10.37	10.07	9.89	9.64

Common shareholders' equity per share of common stock	$46.09	$45.39	$44.69	$44.47	$44.91
Tangible common equity per share of common stock (b)	42.39	41.73	41.05	40.79	41.15
Market value per share for the quarter:
High	76.76	75.30	75.00	70.44	47.81
Low	64.04	64.75	64.27	46.75	38.39
Close	76.26	73.24	68.58	68.11	47.32

Quarterly ratios:
Return on average common shareholders' equity	11.17%	10.26%	10.42%	8.43%	7.76%
Return on average assets	1.25	1.14	1.14	0.88	0.82
Efficiency ratio (c)	56.24	58.63	61.63	63.58	68.15

Number of banking centers	439	439	458	458	473

Number of employees - full time equivalent	7,974	8,017	8,044	7,960	8,476

(a)	September 30, 2017 amounts and ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

(c)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	September 30,	December 31,	September 30,
(in millions, except share data)	2017	2016	2016

ASSETS
Cash and due from subsidiary bank	$974	$761	$—
Short-term investments with subsidiary bank	—	—	588
Other short-term investments	89	87	88
Investment in subsidiaries, principally banks	7,639	7,561	7,685
Premises and equipment	2	2	2
Other assets	114	150	161
Total assets	$8,818	$8,561	$8,524

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$606	$604	$626
Other liabilities	178	161	171
Total liabilities	784	765	797

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,112	2,135	2,174
Accumulated other comprehensive loss	(359)	(383)	(292)
Retained earnings	7,746	7,331	7,262
Less cost of common stock in treasury - 53,835,135 shares at 9/30/17, 52,851,156 shares at 12/31/16 and 56,096,416 shares at 9/30/16	(2,606)	(2,428)	(2,558)
Total shareholders' equity	8,034	7,796	7,727
Total liabilities and shareholders' equity	$8,818	$8,561	$8,524

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2015	175.7	$1,141	$2,173	$(429)	$7,084	$(2,409)	$7,560
Net income	—	—	—	—	313	—	313
Other comprehensive income, net of tax	—	—	—	137	—	—	137
Cash dividends declared on common stock ($0.66 per share)	—	—	—	—	(115)	—	(115)
Purchase of common stock	(5.0)	—	—	—	—	(211)	(211)
Net issuance of common stock under employee stock plans	1.4	—	(29)	—	(20)	62	13
Share-based compensation	—	—	30	—	—	—	30
BALANCE AT SEPTEMBER 30, 2016	172.1	$1,141	$2,174	$(292)	$7,262	$(2,558)	$7,727

BALANCE AT DECEMBER 31, 2016	175.3	$1,141	$2,135	$(383)	$7,331	$(2,428)	$7,796
Cumulative effect of change in accounting principle	—	—	3	—	(2)	—	1
Net income	—	—	—	—	631	—	631
Other comprehensive income, net of tax	—	—	—	24	—	—	24
Cash dividends declared on common stock ($0.79 per share)	—	—	—	—	(141)	—	(141)
Purchase of common stock	(5.7)	—	—	—	—	(396)	(396)
Net issuance of common stock under employee stock plans	3.0	—	(26)	—	(22)	138	90
Net issuance of common stock for warrants	1.7	—	(28)	—	(51)	79	—
Share-based compensation	—	—	29	—	—	—	29
Other	—	—	(1)	—	—	1	—
BALANCE AT SEPTEMBER 30, 2017	174.3	$1,141	$2,112	$(359)	$7,746	$(2,606)	$8,034

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended September 30, 2017	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$356	$165	$45	$(30)	$10		$546
Provision for credit losses	16	(1)	10	—	(1)		24
Noninterest income	148	49	63	13	2		275
Noninterest expenses	199	184	70	(1)	11		463
Provision (benefit) for income taxes	99	10	10	(10)	(1)	(a)	108
Net income (loss)	$190	$21	$18	$(6)	$3		$226
Net credit-related charge-offs (recoveries)	$28	$(1)	$(2)	$—	$—		$25

Selected average balances:
Assets	$38,917	$6,455	$5,416	$13,996	$6,467		$71,251
Loans	37,559	5,834	5,270	—	—		48,663
Deposits	28,115	23,918	4,054	270	136		56,493

Statistical data:
Return on average assets (b)	1.94%	0.33%	1.28%	N/M	N/M		1.25%
Efficiency ratio (c)	39.32	85.51	65.23	N/M	N/M		56.24

	Business	Retail	Wealth
Three Months Ended June 30, 2017	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$336	$162	$42	$(49)	$9		$500
Provision for credit losses	12	5	(2)	—	2		17
Noninterest income	152	48	64	10	2		276
Noninterest expenses	196	180	71	(1)	11		457
Provision (benefit) for income taxes	100	9	14	(17)	(7)	(a)	99
Net income (loss)	$180	$16	$23	$(21)	$5		$203
Net credit-related charge-offs (recoveries)	$10	$9	$(1)	$—	$—		$18

Selected average balances:
Assets	$38,881	$6,487	$5,432	$13,936	$6,610		$71,346
Loans	37,580	5,865	5,278	—	—		48,723
Deposits	28,748	23,935	4,106	156	183		57,128

Statistical data:
Return on average assets (b)	1.85%	0.27%	1.76%	N/M	N/M		1.14%
Efficiency ratio (c)	40.19	84.79	66.44	N/M	N/M		58.63

	Business	Retail	Wealth
Three Months Ended September 30, 2016	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$356	$156	$41	$(109)	$6		$450
Provision for credit losses	2	10	(1)	—	5		16
Noninterest income	145	50	61	13	3		272
Noninterest expenses	215	195	75	(1)	9		493
Provision (benefit) for income taxes	95	—	10	(37)	(4)		64
Net income (loss)	$189	$1	$18	$(58)	$(1)		$149
Net credit-related charge-offs (recoveries)	$14	$3	$(1)	$—	$—		$16

Selected average balances:
Assets	$39,618	$6,544	$5,283	$14,144	$7,320		$72,909
Loans	38,243	5,871	5,092	—	—		49,206
Deposits	30,019	23,654	4,030	98	264		58,065

Statistical data:
Return on average assets (b)	1.90%	—%	1.35%	N/M	N/M		0.82%
Efficiency ratio (c)	42.77	95.08	73.64	N/M	N/M		68.15

(a)	Included tax benefits of $2 million and $5 million from employee stock transactions for the third and second quarter 2017, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains (losses).
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended September 30, 2017	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$172	$184	$123	$87	$(20)		$546
Provision for credit losses	8	24	(22)	15	(1)		24
Noninterest income	79	41	33	107	15		275
Noninterest expenses	144	103	92	114	10		463
Provision (benefit) for income taxes	34	37	31	17	(11)	(a)	108
Net income (loss)	$65	$61	$55	$48	$(3)		$226
Net credit-related charge-offs	$2	$10	$9	$4	$—		$25

Selected average balances:
Assets	$13,367	$18,170	$10,435	$8,816	$20,463		$71,251
Loans	12,612	17,916	9,959	8,176	—		48,663
Deposits	21,641	17,316	9,400	7,730	406		56,493

Statistical data:
Return on average assets (b)	1.14%	1.32%	2.05%	2.15%	N/M		1.25%
Efficiency ratio (c)	57.15	45.59	58.74	58.79	N/M		56.24

				Other	Finance
Three Months Ended June 30, 2017	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$167	$178	$113	$82	$(40)		$500
Provision for credit losses	(2)	24	(15)	8	2		17
Noninterest income	81	45	33	105	12		276
Noninterest expenses	145	98	94	110	10		457
Provision (benefit) for income taxes	38	40	25	20	(24)	(a)	99
Net income (loss)	$67	$61	$42	$49	$(16)		$203
Net credit-related charge-offs (recoveries)	$(1)	$8	$5	$6	$—		$18

Selected average balances:
Assets	$13,371	$18,474	$10,481	$8,474	$20,546		$71,346
Loans	12,712	18,194	10,015	7,802	—		48,723
Deposits	21,698	17,344	9,632	8,115	339		57,128

Statistical data:
Return on average assets (b)	1.20%	1.33%	1.52%	2.24%	N/M		1.14%
Efficiency ratio (c)	58.14	43.82	64.37	58.45	N/M		58.63

				Other	Finance
Three Months Ended September 30, 2016	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$168	$179	$117	$89	$(103)		$450
Provision for credit losses	13	(4)	(3)	5	5		16
Noninterest income	82	44	33	97	16		272
Noninterest expenses	161	110	102	112	8		493
Provision (benefit) for income taxes	26	43	18	18	(41)		64
Net income (loss)	$50	$74	$33	$51	$(59)		$149
Net credit-related charge-offs	$1	$—	$10	$5	$—		$16

Selected average balances:
Assets	$13,019	$18,088	$11,014	$9,324	$21,464		$72,909
Loans	12,332	17,793	10,566	8,515	—		49,206
Deposits	21,907	17,711	9,860	8,225	362		58,065

Statistical data:
Return on average assets (b)	0.87%	1.58%	1.13%	2.19%	N/M		0.82%
Efficiency ratio (c)	64.64	48.93	68.12	60.18	N/M		68.15

(a)	Included tax benefits of $2 million and $5 million from employee stock transactions for the third and second quarter 2017, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains (losses).
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes these are meaningful measures, because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Comerica believes adjusted earnings per share provides a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollar amounts in millions)	2017	2017	2017	2016	2016

Tangible Common Equity Ratio:
Common shareholders' equity	$8,034	$7,985	$7,930	$7,796	$7,727
Less:
Goodwill	635	635	635	635	635
Other intangible assets	8	9	10	10	11
Tangible common equity	$7,391	$7,341	$7,285	$7,151	$7,081

Total assets	$72,017	$71,447	$72,976	$72,978	$74,124
Less:
Goodwill	635	635	635	635	635
Other intangible assets	8	9	10	10	11
Tangible assets	$71,374	$70,803	$72,331	$72,333	$73,478

Common equity ratio	11.16%	11.18%	10.87%	10.68%	10.42%
Tangible common equity ratio	10.35	10.37	10.07	9.89	9.64

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$8,034	$7,985	$7,930	$7,796	$7,727
Tangible common equity	7,391	7,341	7,285	7,151	7,081

Shares of common stock outstanding (in millions)	174	176	177	175	172

Common shareholders' equity per share of common stock	$46.09	$45.39	$44.69	$44.47	$44.91
Tangible common equity per share of common stock	42.39	41.73	41.05	40.79	41.15
The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock.

	Three Months Ended
	September 30,	June 30,	September 30,
(dollar amounts in millions, except per share data)	2017	2017	2016

Adjusted Earnings per Common Share:
Net income available to common shareholders	$224	$202	$148
Add:
Restructuring charges, net of tax	4	9	13
Deduct:
Tax benefits from employee stock transactions	2	5	—
Adjusted net income available to common shareholders	$226	$206	$161
Diluted average common shares	177	179	176
Diluted earnings per common share:
Reported	$1.26	$1.13	$0.84
Adjusted	$1.27	$1.15	$0.91
Adjusted earnings per share removes the after tax effect of restructuring charges and the tax benefits from employee stock transactions from net income available to common shareholders.